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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



                         DATE OF REPORT - July 31, 2002
                        (Date of Earliest Event Reported)

                           COLUMBIA LABORATORIES, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-10352

               Delaware                                 59-2758596
 -------------------------------------            -----------------------
       (State of Incorporation)                      (I.R.S. Employer
                                                    Identification No.)

   220 South Orange Avenue, 2nd Floor
        Livingston, New Jersey                             07039
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       (Address of principal                             Zip Code
         executive offices)

       Registrant's telephone number, including area code: (973) 994-3999

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Item 5.   Other Events.

          On July 31, 2002, Columbia Laboratories, Inc. ("Columbia") and Quintiles Transnational Corp. ("Quintiles") entered into an agreement to commercialize Columbia's portfolio of women's healthcare products in the United States. Under the terms of this agreement, Quintiles' commercialization unit, Innovex, will provide a dedicated team of 55 sales representatives on a three-year, fee-for-service basis, to commercialize the following products:

..    Prochieve(TM) 8%, approved for progesterone supplementation or replacement as part of an Assisted Reproductive Technology ("ART") treatment for infertile women with progesterone deficiency and secondary amenorrhea;
..    Prochieve(TM) 4%, approved for secondary amenorrhea;
..    Advantage-S(R), a spermicidal contraceptive;
..    RepHresh Vaginal Gel(TM), a feminine hygiene product.

          In a second agreement dated July 31, 2002, Quintiles' strategic investment group, PharmaBio Development agreed to invest $4.5 million, to be paid in four equal quarterly installments commencing third quarter 2002 in return for a 5% royalty on the net sales of Columbia's women's healthcare products in the United States for five years beginning in the first quarter of 2003. The royalty payments are subject to minimum and maximum amounts. In a third agreement dated July 31, 2002, PharmaBio Development agreed to purchase 1,121,610 shares of Columbia's common stock at a purchase price of $4.903667, for aggregate proceeds to Columbia of $5,500,000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2002

                                        COLUMBIA LABORATORIES, INC.

                                        By: /s/ David L. Weinberg
                                            -----------------------------------
                                            Name:  David L. Weinberg
                                            Title: Chief Financial Officer

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